Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation/Organization

Six Flags Operations Inc.	Delaware
Six Flags Theme Parks Inc.	Delaware
Aurora Campground, Inc.	Ohio
Indiana Parks, Inc.	Indiana
Ohio Campgrounds Inc.	Ohio
Park Management Corp.	California
Premier Waterworld Concord Inc.	California
Premier Waterworld Sacramento Inc.	California
Tierco Maryland, Inc.	Delaware
Tierco Water Park, Inc.	Oklahoma
Funtime Parks, Inc.	Delaware
Funtime Inc.	Ohio
Parc Six Flags Montreal Inc.	Canada
Parc Six Flags Montreal, S.E.C.	Canada
Premier Parks of Colorado Inc.	Colorado
Wyandot Lake, Inc.	Ohio
Darien Lake Theme Park and Camping Resort, Inc.	New York
Darien Lake Management Company Inc.	New York
Elitch Gardens L.P.	Colorado
Ohio Hotel LLC	Delaware
Great Escape Holding Inc.	New York
Great Escape Theme Park LLC	New York
Great Escape LLC	New York
Enchanted Parks, Inc.	Washington
Frontier City Properties, Inc.	Oklahoma
Frontier City Partners Limited Partnership	Oklahoma
SFJ Management Inc.	Delaware
Stuart Amusement Company	Massachusetts
Riverside Park Enterprises, Inc.	Massachusetts
KKI, LLC	Delaware
South Street Holdings LLC	Delaware
Premier International Holdings Inc.	Delaware
Premier Parks Holdings Inc.	Delaware
Reino Aventura, S.A. de C.V.	Mexico
Ventas y Servicios al Consumidor S.A. de C.V.	Mexico
Servicios de Restaurantes Especializados S.A. de C.V.	Mexico
SFTP Inc.	Delaware
SF Partnership	Delaware
SFTP San Antonio GP, Inc.	Delaware
Six Flags San Antonio, L.P.	Delaware
SFTP San Antonio, Inc.	Delaware
San Antonio Park GP, LLC	Delaware
San Antonio Theme Park L.P.	Delaware
SFTP San Antonio II, Inc.	Delaware
Fiesta Texas, Inc.	Delaware
Flags Beverages, Inc.	Texas
Fiesta Texas Hospitality LLC	Texas

SF Splashtown GP Inc.	Texas
Six Flags Splashtown L.P.	Delaware
SF Splashtown Inc.	Delaware
MWM Holdings Inc.	Delaware
Movie World Madrid LLC	Delaware
Six Flags Events Holding Corp.	Delaware
Six Flags Events L.P.	Delaware
Six Flags Events Inc.	Texas
Six Flags Services, Inc.	Delaware
Six Flags Services of Illinois, Inc.	Delaware
Six Flags Services of Missouri, Inc.	Delaware
PPZ Inc.	Delaware
SF HWP Management LLC	New York
AstroWorld LP	Delaware
AstroWorld GP LLC	Delaware
AstroWorld LP LLC	Delaware
Hurricane Harbor LP	Delaware
Hurricane Harbor GP LLC	Delaware
Hurricane Harbor LP LLC	Delaware
GP Holdings Inc.	Delaware
PP Data Services Inc.	Texas
Six Flags Over Georgia, Inc.	Delaware
SFOG II, Inc.	Delaware
Six Flags Over Georgia II, L.P.	Delaware
SFOG Acquisition Company LLC	Delaware
SFOG II Employee, Inc.	Delaware
SFOT II Holdings, LLC	Delaware
SFT Holdings, Inc.	Delaware
Six Flags Over Texas, Inc.	Delaware
Texas Flags, Ltd.	Delaware
SFG Holdings, Inc.	Delaware
SFOT Employee, Inc.	Delaware
SFOG Acquisition A Holdings, Inc.	Delaware
SFOG Acquisition B Holdings, Inc.	Delaware
SFOG Acquisition A, Inc.	Delaware
SFOG Acquisition B, L.L.C.	Delaware
SFOT Acquisition I Holdings, Inc.	Delaware
SFOT Acquisition II Holdings, Inc.	Delaware
SFOT Acquisition I, Inc.	Delaware
SFOT Acquisition II, Inc.	Delaware
Great America LLC	Illinois
Magic Mountain LLC	California
SF America LP	Maryland
SF Great Escape L.P.	New York
SF St. Louis LLC	Missouri
SF Great Adventure LLC	New Jersey
Spring Beverages Holding Corp.	Delaware
Spring Beverages, Inc.	Texas
9103-2359 Quebec Inc.	Canada
Elitch Gardens Holdings G.P.	Delaware